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                                                                    EXHIBIT 23.4

                            DEGOLYER AND MACNAUGHTON
                               ONE ENERGY SQUARE
                              DALLAS, TEXAS 75206

                                                                 August 17, 1995

Enserch Exploration, Inc.
4849 Greenville Avenue
Dallas, TX 75206

Gentlemen:

  We hereby consent to the use in the Registration Statement on Form S-2 and related Prospectus of Enserch Exploration, Inc., of information from the following: (1) "Report as of January 1, 1995 on Proved and Probable Reserves of Certain Properties owned by Enserch Exploration, Inc."; (2) "Report as of March 1, 1995 on the Gross Reserves of the Green Canyon Block 254 Field owned by Enserch Exploration, Inc."; (3) "Report as of January 1, 1995 on the Proved, Probable, and Possible Reserves of the Mudi Field in East Java, Republic of Indonesia, attributable to Enserch Far East, Ltd."; (4) "Report as of January 1, 1995 on the Proved Reserves of the SACROC Unit, Kelly Snyder Field in Scurry County, Texas owned by ENSERCH Corporation"; (5) "Report as of July 1, 1995 on Reserves of Certain Properties owned by Enserch Exploration, Inc.--Selected 1995 Discoveries"; (6) "Report as of July 1, 1995 on the Reserves of Certain Properties owned by Enserch Exploration, Inc.--DALEN Corporation Acquisition"; and (7) our letter dated February 3, 1995 regarding the fair market value of the interest owned by Enserch Exploration, Inc. in the SACROC Unit, Kelly Snyder Field, Scurry County, Texas, and our letter dated June 21, 1995 regarding the fair market value of the interest owned by Enserch Far East, Ltd. in the Mudi Field, East Java, Republic of Indonesia. We also consent to the references to us in the "Prospectus Summary," "Business," "Certain Transactions," '"Experts," and "Notes to Financial Statements" sections of such Registration Statement and Prospectus.

                                          Very truly yours,

                                          DeGOLYER and MacNAUGHTON